[EVERSHEDS-SUTHERLAND (US) LLP]

Thomas E. Bisset
Direct Line:  202.383.0118
Internet:  thomasbisset@eversheds-sutherland.com

VIA EDGAR

April 12, 2019

American Family Life Insurance Company
6000 American Way
Madison, WI 53738

RE:	American Family Variable Account II (File No. 333-45592)
Gentlemen:
We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 for American Family Variable Account II (File No. 333‑45592).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

Eversheds-Sutherland (US) LLP

/s/ Thomas E. Bisset
Thomas E. Bisset